UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2023

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2023, in connection with the end of his term with the Company’s board of directors ("Board"), Craig Evans, Co-Founder and President of ESS Tech, Inc. (the “Company”) tendered his resignation as President to be effective as of the commencement of the 2023 annual meeting of stockholders (the "Annual Meeting") held on May 19, 2023.
Mr. Evans will continue with the Company full-time as Co-Founder and Advisor to the Chief Executive Officer. His resignation is not the result of any disagreement he has with the Company on any matter relating to the Company’s operations, policies and practices. The Company and the Board thank Mr. Evans for his leadership of the Company and his service as a director.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in Item 5.07 below, at the Annual Meeting of the Company, the Company’s stockholders approved an amendment to Article IX of the Company’s Certificate of Incorporation (“Charter”), to provide for exculpation of certain officers to the fullest extent permitted by the Delaware General Corporation Law. The Board previously approved the amendment to the Charter subject to stockholder approval. The Charter amendment became effective upon the filing of the Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware on May 19, 2023.
The foregoing is qualified in its entirety by reference to the Certificate of Amendment to the Charter, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)    On May 19, 2023, the Company held its Annual Meeting exclusively online via live webcast. At the Annual Meeting, the Company’s stockholders (i) elected two Class II directors to the Board to serve until the Company’s 2026 annual meeting of stockholders, (ii) approved an amendment of the Charter, and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 7, 2023, as supplemented by the Company’s proxy statement supplement, filed with the SEC on May 3, 2023.
(b)    The final voting results for each proposal are set forth below.
Proposal 1: Election of Directors
At the Annual Meeting, the Company’s stockholders elected two Class II directors to the Board to serve until the 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The table below sets forth the final voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sandeep Nijhawan	104,646,990	501,542	22,633,470
Kyle Teamey	93,451,674	11,696,858	22,633,470
Proposal 2: Amendment to our Certificate of Incorporation to Reflect Recently Adopted Delaware Law Provisions Regarding Officer Exculpation
At the Annual Meeting, the Company’s stockholders approved the amendment of its Charter to reflect recently adopted Delaware law provisions regarding officer exculpation. The table below sets forth the final voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,895,988	1,158,390	94,154	22,633,470
Proposal 3: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm
At the Annual Meeting, the Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The table below sets forth the final voting results for this proposal:

Votes For	Votes Against	Abstentions
107,964,372	12,911	19,804,719

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of ESS Tech, Inc., effective May 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: May 22, 2023

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer